Exhibit 24


                                POWER OF ATTORNEY


     KNOW ALL MEN BY THESE PRESENTS, that the undersigned President of Prudential Investment Management Services LLC, a Delaware limited liability company (hereinafter called the "Company"), does hereby constitute and appoint Margaret M. Deverell and Richard R. Hoffmann his true and lawful attorneys-in-fact and agents for him and on his behalf and in his name, place and stead, in any and all capacities, to sign, execute and affix his seal to and file one or more Registration Statements on Form S-6 under the Securities Act of 1933, including any amendment or amendments thereto (including post-effective amendments thereto), with all exhibits and any and all other documents required to be filed with respect to any series of any unit investment trusts of which the Company is a sponsor or a co-sponsor with any regulatory authority, federal or state, relating to the registration or issuance of units of fractional undivided interest in one or more of said unit investment trusts without limitation, granting unto said attorneys-in-fact, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully for all intents and purposes as he might or could do if personally present, hereby ratifying and confirming all that said attorneys-in-fact and agents, may lawfully do or cause to be done by virtue hereof. IN WITNESS WHEREOF, the undersigned President of Prudential Investment Management Services LLC, has hereunto set his hand this 7th day of August, 2002.



                                               /s/ Robert F. Gunia
                                                   Robert F. Gunia

                                                              Exhibit 24


                                POWER OF ATTORNEY


     KNOW ALL MEN BY THESE PRESENTS, that the undersigned Chief Financial Officer and Comptroller of Prudential Investment Management Services LLC, a Delaware limited liability company (hereinafter called the "Company"), does hereby constitute and appoint Robert F. Gunia and Richard R. Hoffmann her true and lawful attorneys-in-fact and agents for her and on her behalf and in her name, place and stead, in any and all capacities, to sign, execute and affix her seal to and file one or more Registration Statements on Form S-6 under the Securities Act of 1933, including any amendment or amendments thereto (including post-effective amendments thereto), with all exhibits and any and all other documents required to be filed with respect to any series of any unit investment trusts of which the Company is a sponsor or a co-sponsor with any regulatory authority, federal or state, relating to the registration or issuance of units of fractional undivided interest in one or more of said unit investment trusts without limitation, granting unto said attorneys-in-fact, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully for all intents and purposes as she might or could do if personally present, hereby ratifying and confirming all that said attorneys-in-fact and agents, may lawfully do or cause to be done by virtue hereof. IN WITNESS WHEREOF, the undersigned Chief Financial Officer and Comptroller of Prudential Investment Management Services LLC, has hereunto set her hand this 7th day of August, 2002.



                                                 /s/ Margaret M. Deverell
                                                     Margaret M. Deverell